FIRST AMENDMENT AND WAIVER TO LOAN AGREEMENT
THIS FIRST AMENDMENT AND WAIVER TO LOAN AGREEMENT, dated as of April 28, 2014 (this “Agreement”), is entered into among The Laclede Group, Inc., a Missouri corporation (the “Borrower”), each bank party hereto and Wells Fargo Bank, National Association, as administrative agent for the Banks (the “Administrative Agent”).
RECITALS
A.    The Borrower, the banks party thereto and the Administrative Agent are parties to that certain Loan Agreement dated as of September 3, 2013 (the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement as they may be amended pursuant to this Agreement.
B    The Borrower intends to acquire Alabama Gas Corporation, an Alabama corporation (“ALG”; the acquisition of which is hereinafter referred to as the “ALG Acquisition”), from Energen Corporation, an Alabama corporation (the “Seller”). The acquisition of ALG will be effected pursuant to a Stock Purchase Agreement, dated as of April 5, 2014, between the Borrower, Seller and ALG (the “ALG Acquisition Agreement”).
C.    The Borrower, the Administrative Agent, and the Required Banks have agreed to (i) make certain amendments to the Loan Agreement and (ii) waive certain provisions of the Loan Agreement, all on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO LOAN AGREEMENT
1.1    Amendments to Section 1.01 Consisting of New Definitions. The following definitions are hereby added to Section 1.01 of the Loan Agreement in appropriate alphabetical order:
“Acquisition Date has the meaning given to such term in Section 6.02 hereof.”
“ALG has the meaning given to such term in the First Amendment.”
“ALG Acquisition has the meaning given to such term in the First Amendment.”

“Bridge Facility” means the $1.350 billion senior unsecured bridge facility provided to the Borrower by Credit Suisse AG, Wells Fargo and other lenders from time to time pursuant to that certain commitment letter, entered into as of April 5, 2014, between the Borrower, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Wells Fargo and Wells Fargo Securities, LLC.
“First Amendment shall mean the First Amendment and Waiver to Loan Agreement, dated as of April 28, 2014, among the Borrower, the Banks party thereto, and the Administrative Agent.”
“First Amendment Effective Date has the meaning given to such term in Article II of the First Amendment.”
1.2    Amendment to Section 2.01(e). Section 2.01(e) of the Loan Agreement is hereby amended by deleting the figure “$200,000,000” in clause (iv) thereof and substituting therefor the figure “$300,000,000.”
1.3    Amendment to Section 6.02. Section 6.02 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“6.02    Maximum Consolidated Capitalization Ratio. Borrower will at all times have a Consolidated Capitalization Ratio of not more than seventy percent (70%), provided that if on the date the ALG Acquisition is consummated (such date, the “Acquisition Date”), any debt financing is incurred under the Bridge Facility to finance the ALG Acquisition by Borrower, then on the Acquisition Date and thereafter, Borrower will at all times during each period set forth below have a Consolidated Capitalization Ratio of not more than the ratio set forth below opposite such period:

Period	Maximum Consolidated Capitalization Ratio
From Acquisition Date through September 30, 2015	73.0%
Thereafter	70%
ARTICLE II
WAIVER
The Required Banks hereby waive, in accordance with Section 9.07 of the Loan Agreement, any Event of Default set forth in Section 7(i) of the Loan Agreement solely with respect to the occurrence of the following events: (i) the occurrence of the Acquisition Date and (ii) the Borrower or ALG (A) within five Business Days following the Acquisition Date, giving written notice of the consummation of the Transactions (as defined in the ALG Acquisition Agreement) to the holders of ALG’s 3.86% senior notes due December 22, 2021 (the “AIG Notes”), making an offer to prepay the AIG Notes not less than ten nor more than 30 days following the date of such offer as provided in Section 8.3 of the Note Purchase Agreement dated December 22, 2011, between ALG and certain affiliates of American International Group,

Inc. (the “AIG Note Purchase Agreement”), and thereafter prepaying each ALG Note validly tendered and not withdrawn pursuant to such offer, in each case in accordance with the provisions of the AIG Note Purchase Agreement and (B) within five Business Days following the Acquisition Date, giving written notice of the consummation of the Transactions (as defined in the ALG Acquisition Agreement) to the holders of ALG’s 3.86% senior notes due December 22, 2021 (the “Prudential Notes”), making an offer to prepay the Prudential Notes not less than ten nor more than 30 days following the date of such offer as provided in Section 8.3 of the Note Purchase Agreement dated December 22, 2011, between ALG and The Prudential Insurance Company of America and certain of its affiliates (the “Prudential Note Purchase Agreement”), and thereafter prepaying each Prudential Note validly tendered and not withdrawn pursuant to such offer, in each case in accordance with the provisions of the Prudential Note Purchase Agreement.
ARTICLE III
CONDITIONS OF EFFECTIVENESS
3.1    The amendments set forth in Article I hereof and the waiver set forth in Article II hereof shall become effective as of the date (such date being referred to as the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:
(a)    The Administrative Agent (or its counsel) shall have received from the Borrower and the Required Banks either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Borrower shall have paid all fees and reasonable documented out-of-pocket expenses of the Administrative Agent and the Banks required under the Loan Agreement and any other Transaction Document to be paid on or prior to the First Amendment Effective Date (including reasonable fees and expenses of counsel) in connection with this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Banks that (i) each of the representations and warranties contained in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of the First Amendment Effective Date, both immediately before and after giving effect to this Agreement (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date, and except that the representations and warranties contained in (x) Section 5.08 of the Loan Agreement shall be deemed to refer to September 30, 2013 rather than September 30, 2012 and (y) Section 5.09 of the Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) thereof), (ii) this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to this Agreement.
ARTICLE V
ACKNOWLEDGMENT AND CONFIRMATION OF THE BORROWER
The Borrower hereby confirms and agrees that after giving effect to this Agreement, the Loan Agreement and the other Transaction Documents remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the obligations of the Borrower evidenced by or arising under the Loan Agreement and the other Transaction Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. The Borrower represents and warrants to the Banks that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Transaction Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Transaction Documents or any transaction related to the Transaction Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Agreement. This acknowledgment and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Banks to enter into this Agreement. The Borrower acknowledges that the Administrative Agent and the Banks would not enter into this Agreement in the absence of the acknowledgment and confirmation contained herein.
ARTICLE VI
MISCELLANEOUS
6.1    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.
6.2    Full Force and Effect. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Loan Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Loan Agreement after amendment by this Agreement. Any reference to the Loan Agreement or any of the other Transaction Documents herein or in any such documents shall refer to the Loan Agreement and Transaction Documents as amended hereby. This Agreement is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Loan Agreement except as expressly set forth herein. This Agreement shall constitute a Transaction Document under the terms of the Loan Agreement.

6.3    Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Agreement.
6.4    Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
6.5    Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
6.6    Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. The provisions of Section 1.03 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein.
6.7    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by electronic mail in a .pdf or similar file shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
THE LACLEDE GROUP, INC., as Borrower
By:    /s/ Lynn D. Rawlings
Name:    Lynn D. Rawlings

Title:	Vice President, Treasurer and Assistant Secretary

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank, the Issuing Bank, the Swingline Bank and Administrative Agent
By:    /s/ Frederick W. Price
Name:    Frederick W. Price

Title:	Managing Director

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

U.S. Bank National Association,
By:    /s/ John M. Eyerman
Name:    John M. Eyerman

Title:	Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

JPMORGAN CHASE BANK, N.A.
By:    /s/ Helen D. Davis
Name:    Helen D. Davis

Title:	Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

Bank of America, N.A.
By:    /s/ Eric A. Escagne
Name:    Eric A. Escagne

Title:	Senior Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

Fifth Third Bank
By:    /s/ Mark P. Stapleton
Name:    Mark P. Stapleton

Title:	Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

Morgan Stanley Bank, N.A.
By:    /s/ John Durland
Name:    John Durland

Title:	Authorized Signatory

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

Commerce Bank
By:    /s/ Chris M. Steuterman

Name:    Chris M. Steuterman

Title:	Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

UMB Bank. N.A., as a Bank
By:    /s/ Thomas J. Zeigler
Name:    Thomas J. Zeigler

Title:	Senior Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)

STIFEL BANK & TRUST
By:    /s/ Matthew L. Diehl
Name:    Matthew L. Diehl

Title:	Senior Vice President

SIGNATURE PAGE-FIRST AMENDMENT TO LOAN AGREEMENT (LACLEDE GROUP)